UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant   ☒
Filed by a party other than the Registrant   ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

HOOKIPA PHARMA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 13, 2023
Dear Stockholder:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders of HOOKIPA Pharma Inc. (the “Company” or “HOOKIPA”). The meeting will be held online on June 9, 2023 at 10:00 AM EDT. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/HOOK2023, where you will be able to vote electronically and submit questions. You will need the 16-digit control number included with these proxy materials to attend the annual meeting.
Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.
At this Annual Meeting, the agenda includes
(1)   the election of three Class I directors for three-year terms;
(2)   the ratification of the appointment of PwC Wirtschaftsprüfung GmbH as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and
(3)   to transact any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.
Under Securities and Exchange Commission rules, the Company is providing access to the proxy materials for the Annual Meeting to shareholders via the Internet. Accordingly, you can access the proxy materials and vote at www.proxyvote.com. Instructions for accessing the proxy materials and voting are described below and in the Notice of Annual Meeting (the “Notice”) that you will receive in the mail. This Notice is dated April 13, 2023 and we plan to mail the Notice on or about April 13, 2023. The Notice contains instructions on how to access our proxy materials over the Internet. The Notice also contains instructions on how each of our shareholders can receive a paper copy of our proxy materials, including the proxy statement, our 2022 Annual Report, and a form of proxy card.
Your vote is very important. Whether or not you plan to attend the online meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote online during the virtual meeting if you decide to attend the Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.
We hope that you will join us on June 9, 2023. Your investment and continuing interest in the Company are very much appreciated.
Sincerely,
/s/ Joern Aldag
Joern Aldag
Chief Executive Officer

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
Time	10:00 a.m., Eastern Time
Date	June 9, 2023
Place	Online at www.virtualshareholdermeeting.com/HOOK2023.
Purpose
(1)   To elect Joern Aldag, Jan Van de Winkel and David Kaufman as Class I members of the Board of Directors, to serve until the Company’s 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified (“Proposal One — Director Elections”);
(2)   To ratify the selection of PwC Wirtschaftsprüfung GmbH as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (“Proposal Two — Auditor Ratification”); and
(3)   To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Record Date	The Board of Directors has fixed the close of business on April 4, 2023 as the record date for determining stockholders entitled to notice of and to vote at the meeting.
Meeting Admission	All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. In order to be able to attend the meeting, you will need the 16-digit control number, which is located on your Notice, on your proxy card, or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.
Voting by Proxy	If you are a stockholder of record, please vote via the Internet or, for shares held in street name, please submit the voting instruction form you receive from your broker or nominee, as soon as possible so your shares can be voted at the meeting. You may submit your voting instruction form by mail. If you are a stockholder of record, you may also vote by telephone or by submitting a proxy card by mail. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.
By order of the Board of Directors,
/s/ Daniel Courtney
Daniel Courtney
Corporate Secretary
New York, New York
April 13, 2023
Important Notice Regarding the Availability of Proxy Materials for the Company’s 2023 Annual Meeting of Stockholders to Be Held on June 9, 2023: The Notice of 2023 Annual Meeting of Stockholders, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, are available at https://hookipapharma.com following the link for “Investors.”

HOOKIPA PHARMA, INC.
350 FIFTH AVENUE, 72nd FLOOR, SUITE 7240
NEW YORK, NEW YORK 10118
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON June 9, 2023
AT 10:00 AM EDT
GENERAL INFORMATION
When are this proxy statement and the accompanying material scheduled to be sent to stockholders?
We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 13, 2023, we will begin mailing a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) and the proxy materials, including the Notice of 2023 Annual Meeting of Stockholders, this proxy statement and accompanying proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form. The Annual Report on Form 10-K for the year ended December 31, 2022 will be made available to stockholders on the Internet on the same date.
Why did I receive a note of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials, will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, a Notice of Internet Availability will be mailed to holders of record and beneficial owners of our common stock starting on or around April 13, 2023. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card, and Annual Report on Form 10-K, on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to stockholders by mail. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail, or electronically by e-mail, on an ongoing basis for future stockholder meetings. Please note that while our proxy materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.
Who is soliciting my vote?
The Board of Directors of HOOKIPA Pharma Inc. is soliciting your vote for the 2023 Annual Meeting of Stockholders.
When is the record date for the Annual Meeting?
The Board of Directors has fixed the record date for the Annual Meeting as of the close of business on April 4, 2023.
How many votes can be cast by all stockholders?
A total of 52,322,822 shares of common stock of the Company were outstanding on April 4, 2023 and entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.
How do I vote?
If you are a stockholder of record and your shares are registered directly in your name, you may vote:
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By Internet.   Access the website of the Company’s tabulator, Broadridge, at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. If you vote on the Internet, you may also request electronic delivery of future proxy materials.
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By Telephone.   Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

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By Mail.   Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted FOR Proposal One — Director Elections and FOR Proposal Two — Auditor Ratification. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by Internet, you do not have to return your proxy card or voting instruction form.

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By Internet at the Annual Meeting.   Instructions on how to attend and vote at the Annual Meeting are described at www.virtualshareholdermeeting.com/HOOK2023.

If your shares of common stock are held in street name (held for your account by a broker or other nominee):
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By Internet or By Telephone.   You will receive instructions from your broker or other nominee if you are permitted to vote by Internet or telephone.

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By Mail.   You will receive instructions from your broker or other nominee explaining how to vote your shares.

If your shares are held in street name, follow the voting instructions you receive from your broker, bank, or other nominee.
How do I attend the Annual Meeting online?
We will be hosting our Annual Meeting via live webcast only. Any stockholder that was a stockholder as of the record date can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/ HOOK2023. The webcast will start at 10:00 a.m. Eastern Time on June 9, 2023. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your Notice of Internet Availability, on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.
What if I have technical difficulties or trouble accessing the Annual Meeting?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.
Can I ask pertinent questions during the Annual Meeting?
You may submit questions during the meeting by logging into the meeting website at www.virtualshareholdermeeting.com/HOOK2023 using your 16-digit control number and typing your question into the “Ask a Question” file and clicking “Submit”. Only questions pertinent to the business to be conducted at the annual meeting will be answered during the meeting, subject to time limitations.
What are the Board of Director’s recommendations on how to vote my shares?
The Board of Directors recommends a vote:
Proposal 1: FOR Proposal One — Director Elections (page 6)
Proposal 2: FOR Proposal Two — Auditor Ratification (page 30)

Who is soliciting my proxy?
Proxies are solicited by and on behalf of our Board of Directors. The individuals named in the proxy have been designated as proxy holders by our Board of Directors. When you return a proxy that is properly dated and executed, your shares represented by the proxy will be voted at the Annual Meeting in accordance with your instructions. If you do not give specific instructions on your proxy card, your shares will be voted in accordance with the recommendations of our Board of Directors. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who pays the cost for soliciting proxies?
The Company will pay the cost for the solicitation of proxies by the Board of Directors. The solicitation of proxies will be made primarily by mail and through internet access to materials. Proxies may also be solicited personally, by telephone, fax or e-mail by employees of the Company without any remuneration to such individuals other than their regular compensation. The Company will also reimburse brokers, banks, custodians, other nominees, and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.
Will my shares be voted if I do not return my proxy?
If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or by ballot at the Annual Meeting. If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely return your proxy. Banks, brokers and other nominees can vote customers’ unvoted shares on routine matters, but cannot vote such shares on non-routine matters. If you do not timely return a proxy to your bank, broker or other nominee to vote your shares, your bank, broker or other nominee may, on routine matters, either vote your shares or leave your shares unvoted. Your bank, broker or other nominee cannot vote your shares on any non-routine matter. The election of directors (Proposal 1) is a non-routine matter. The ratification of the appointment of our independent registered public accounting firm (Proposal 2) is a routine matter. We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this proxy statement.
Can I change my vote?
You may revoke your proxy at any time before it is voted by notifying the Corporate Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility. You may also attend the virtual meeting and vote during the meeting. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.
How is a quorum reached?
The presence, by virtual attendance or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or brokers, bankers or other nominees who do not return a signed and dated proxy or attend the Annual Meeting virtually will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.
What vote is required to approve each item and how are votes counted?
Votes cast by proxy or online at the Annual Meeting will be counted by the persons appointed by the Company to act as tabulators for the meeting. The tabulators will count all votes FOR and AGAINST,

abstentions and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting. Abstentions, votes withheld and broker non-votes are not counted as votes cast and, therefore, do not have the effect of votes in opposition to such proposals. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
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Proposal 1 — Director Elections

The three nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is a non-routine matter. Therefore, if your shares are held by your brokerage firm in street name and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Shares held in street name by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal 1. You may:
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vote FOR all nominees;

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vote FOR one or more nominees and WITHHOLD your vote from the other nominees; or

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WITHHOLD your vote from all nominees.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.
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Proposal 2 — Auditor Ratification

To approve Proposal 2, holders of a majority of the votes cast on the matter must vote FOR the proposal. For the ratification of the selection of PwC Wirtschaftsprüfung GmbH as our independent registered public accounting firm for the fiscal year ending December 31, 2023, the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the voting of Proposal 2. Proposal 2 is a routine matter. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee may vote your shares on Proposal 2.
If there are insufficient votes to approve Proposals 1 or 2, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.
Could other matters be decided at the Annual Meeting?
The Company does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.
What happens if the Annual Meeting is postponed or adjourned?
Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K (“Form 8-K”), that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What does it mean if I receive more than one proxy card or voting instruction form?
It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.
Implications of being an “emerging growth company” and a “smaller reporting company”.
We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering in April 2019, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which requires the market value of our common stock that is held by non-affiliates to exceed $700.0 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous rolling three-year period.
We are also a “smaller reporting company,” meaning that the market value of our stock held by non- affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.
Who should I call if I have any additional questions?
If you hold your shares directly, please call Reinhard Kandera, Chief Financial Officer of the Company, at +43 1 890 63 60. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes, with one class of our directors standing for election each year. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Joern Aldag, Jan Van de Winkel and David Kaufman are the directors whose terms expire at this Annual Meeting and each of Joern Aldag, Jan Van de Winkel and David Kaufman has been nominated for and has agreed to stand for re-election to the Board of Directors to serve as a Class I director of the Company until the 2026 Annual Meeting and until his successor is duly elected.
It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the Board of Directors will be voted for the election of the three director nominees listed below. We have no reason to believe that any director nominee will be unavailable for election at the Annual Meeting. In the event that one or more director nominee is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting. Pursuant to the By-laws, the Board of Directors has fixed the number of directors at nine as of the date of this year’s Annual Meeting of Stockholders.
Vacancies on the Board of Directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by the stockholders. Your proxy cannot be voted for a greater number of persons than the number of director nominees named in this proxy statement.
Information relating to each director nominee and each continuing director, including his period of service as a director of the Company, principal occupation and other biographical material is shown below.
Voting Requirement and Board of Directors Recommendation
For Proposal 1, the three nominees receiving the plurality of votes properly cast will be elected as directors. Shares voting “withheld” and broker non-votes will have no effect on the election of directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR
EACH OF THESE DIRECTOR NOMINEES FOR CLASS I DIRECTOR:
JOERN ALDAG
JAN VAN DE WINKEL
DAVID R KAUFMAN
(PROPOSAL 1 ON YOUR PROXY CARD)

DIRECTOR BIOGRAPHIES
The following table sets forth information concerning our directors as of April 13, 2023. The biographical description of each director below includes the specific experience, qualifications, attributes and skills that the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director.
Name	Age	Position(s)
Joern Aldag	64	Chief Executive Officer, Director
Reinhard Kandera	53	Chief Financial Officer, Director
Jan van de Winkel, Ph.D.	62	Chairman and Director
David R. Kaufman, M.D., Ph.D.	50	Director
Timothy Reilly, Ph.D.	49	Director
Malte Peters	60	Director
Julie O’Neill	57	Director
Terry Coelho	61	Director
CLASS I DIRECTOR NOMINEES — FOR A THREE-YEAR TERM EXPIRING AT THE 2023 ANNUAL MEETING OF STOCKHOLDERS	AGE	DIRECTOR SINCE
Joern Aldag has served as our Chief Executive Officer since June 2016 and as a member of our Board of Directors since December 2017. Mr. Aldag served as the Chief Executive Officer at uniQure N.V. (Nasdaq: QURE, formerly, Amsterdam Molecular Therapeutics N.V.) (“uniQure”), from October 2009 to December 2015 and as an advisor to the board from January 2016 to May 2016. Prior to his tenure at uniQure, Mr. Aldag was President and Chief Executive Officer of Evotec AG from November 1997 to December 2008. Mr. Aldag serves as a non-executive director on the board of Idorsia Pharmaceuticals Ltd. and Chairman at GeneSpire Srl. Mr. Aldag also served as a non-executive director on the board of Unum Therapeutics, Boston, USA from 2016 to 2020, and as the Chairman of Molecular Partners AG, Zurich, Switzerland (SWIX: MOLN) from 2007 to 2018. He co-founded G7 Therapeutics AG in 2014, which was acquired by Heptares Therapeutics Ltd. in 2016. Mr. Aldag received business degrees from the Harvard Business School (Advanced Management Program) in 1994 and from the European Business School (Diplom Betriebswirt) in 1982. Our Board of Directors believes that Mr. Aldag’s experience gained from serving as our Chief Executive Officer, combined with his previous qualifications and the skills and experience he has developed during his extensive career in the life sciences industry, qualify him to serve as a member of our Board of Directors.	64	2017
Jan van de Winkel, Ph.D., has served as Chairman of our Board of Directors since October 2017. Dr. van de Winkel is a co-founder of Genmab A/S and has served as the company’s President and Chief Executive Officer since June 2010. He has also served as a Professor of Immunology at Utrecht University since 1996. From December 2020 to January 2023, he served on the board of directors of Omega Alpha SPAC, and prior to June 2010, he served as Genmab’s President Research & Development and Chief Scientific Officer. Dr. van de Winkel serves on the board of directors of LEO Pharma. Our Board of Directors believes that Dr. van de Winkel’s experience in biopharmaceutical research and development and his experience in managerial and director roles in life sciences companies qualify him to serve on our Board of Directors.	62	2017
David R. Kaufman, M.D., Ph.D., has served as a member of our Board of Directors since April 2019. Dr. Kaufman has served as a Partner at Third Rock Ventures since January 2022. Previously, he served as the Chief Medical Officer of The Bill & Melinda Gates Medical Research Institute from January 2018 to September 2020. Dr. Kaufman previously held several positions at Merck Research Laboratories from June 2011 to December 2017, including Head of Translational Oncology from 2017 to 2018,	50	2019

CLASS I DIRECTOR NOMINEES — FOR A THREE-YEAR TERM EXPIRING AT THE 2023 ANNUAL MEETING OF STOCKHOLDERS	AGE	DIRECTOR SINCE
Executive Director, Clinical Oncology from 2015 to 2017 and Associate Director, Merck Drug Development and Leadership Program from 2011 to 2014. Dr. Kaufman serves a member of the board of directors of the Society for Immunotherapy of Cancer. Dr. Kaufman received a Ph.D. in molecular virology/immunology from The Rockefeller University and an M.D. from Weill Medical College of Cornell University. Our Board of Directors believes that Dr. Kaufman’s extensive background in pharmaceutical research and development and his experience in managerial and executive roles qualify him to serve on our Board of Directors.
CLASS II DIRECTOR — TERM EXPIRING AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS	AGE	DIRECTOR SINCE
Timothy Reilly, Ph.D., has served as a member of our Board of Directors since April 2022. Dr. Reilly is currently Chief Development Officer at HotSpot Therapeutics, a biotechnology company pioneering the discovery and development of novel small molecule allosteric therapies targeting regulatory sites on proteins referred to as “natural hotspots” for the treatment of cancer and autoimmune disease. Prior to 2021, he spent over 18 years at Bristol Myers Squibb (BMS), most recently as a Senior Vice President within Research & Early Development where he had accountability for the early development portfolio across therapeutic areas in oncology, immunology, fibrosis, cardiovascular and neuroscience, overseeing all nonclinical & clinical efforts from development candidate identification through Phase 1/2 clinical development. Dr. Reilly is also an active contributor to several biotech companies as an Entrepreneur in Residence through Atlas Ventures, serves as the industry representative to the Network Steering Committee of the Experimental Cancer Medicines Centres (ECMC) established by Cancer Research UK, sits on the Translation Research Council for CureSMA, and is co-founder and Chief Scientific Officer of a non-profit organization, Spinal Muscular Atrophy Research Team (SMART). He obtained his undergraduate degree from the University of Notre Dame, his doctoral training in Pharmaceutical Sciences (Pharmacology & Toxicology) from Wayne State University, was a research fellow at the National Institutes of Health and was previously a long-standing board-certified Diplomat of the American Board of Toxicology. Our Board of Directors believes that Dr. Reilly’s extensive experience in the life sciences industry qualify him to serve on our Board of Directors.	49	2022
Malte Peters has served as a member of our Board of Directors since January 2023. Dr. Peters is a member of the Board of Directors of Tango Therapeutics, Inc. (NASDAQ: TNGX). Dr. Peters served as Chief Research and Development Officer of MorphoSys AG, a biopharmaceutical company, since March 2020, a position he retired from at the end of 2022. Prior to that, Dr. Peters served as MorphoSys’s Chief Development Officer and member of its management board since March 2017. Prior to his time at MorphoSys, Dr. Peters served as the Global Head of Clinical Development of the Biopharmaceuticals Business Unit at Sandoz International. From 2004 to 2015, he served as Clinical Head and Site Head for Basel and East Hanover in the Department of Oncology Translational Medicine at Novartis. Dr. Peters has also held teaching appointments in Internal Medicine and Biochemistry at the University of Mainz, Germany, served as Research Scientist at the Amgen Research Institute in Toronto, Canada, as Director of Cancer Research at Merck KGaA and as Medical Director at Micromet AG. Dr. Peters received his Doctor of Medicine from the Freie Universität Berlin, Germany, and was trained at the Universities of Padova, Italy, and Bochum and Berlin, Germany. After scientific work at different universities he habilitated in Internal Medicine at the University of Mainz, Germany. The Board believes Dr. Peters’ extensive knowledge of the biotechnology industry makes him qualified to serve on the Company’s Board.	60	2023

CLASS III DIRECTORS — TERM EXPIRING AT THE 2025 ANNUAL MEETING OF STOCKHOLDERS	AGE	DIRECTOR SINCE
Julie O’Neill has served as a member of our Board of Directors since November 2018. Ms. O’Neill previously served as the Executive Vice President, Global Operations of Alexion Pharmaceuticals, Inc., a position she held from January 2015 to September 2018. From February 2014 to January 2015, Ms. O’Neill was Senior Vice President of Global Manufacturing Operations and General Manager of Alexion Pharma International Trading. Prior to joining Alexion, Ms. O’Neill served in various leadership positions at Gilead Sciences, Inc. (“Gilead”), from 1997 to 2014 including Vice President of Operations and General Manager of Ireland from 2011 to 2014. Prior to Gilead, Ms. O’Neill held leadership positions at Burnil Pharmacies and Helsinn Birex Pharmaceuticals. She was previously Chairperson for the National Standards Authority of Ireland and is a member of the board and chairs the audit committee of the National Institute for Bioprocessing Research & Training. Ms. O’Neill serves as member of the board of directors of DBV Technologies S.A. (Nasdaq: DBVT), Achilles Therapeutics plc, and ICON plc. Ms. O’Neill received a Bachelor of Science in Pharmacy from University of Dublin, Trinity College and a Masters of Business Administration from University College Dublin (Smurfit School of Business) and is a Chartered Director. Our Board of Directors believes that Ms. O’Neill’s experience in the life sciences industry and her knowledge of corporate development matters qualify her to serve on our Board of Directors.	57	2018
Reinhard Kandera has served as our Chief Financial Officer since April 2017 and as a member of our Board of Directors since June 2018. Mr. Kandera has been a member of the Advisory Board of Proxygen GmbH since October 2022, and has served as the Chief Financial Officer and Member of the Management Board of Valneva SE (“Valneva”), from May 2013 to April 2017. Prior to Valneva, he served as Chief Financial Officer of Intercell AG (“Intercell”), from March 2009 to May 2013 and as Member of Intercell’s Management Board from November 2009 to May 2013, which merged with Vivalis SA to become Valneva in May 2013. Mr. Kandera received doctorate degrees in Business Administration and in Law from the Vienna University. Our Board of Directors believes that Mr. Kandera’s experience gained from serving as our Chief Financial Officer, combined with his previous qualifications and the skills and experience he has developed during his extensive career in the life sciences industry, qualify him to serve as a member of our Board of Directors.	53	2018
Terry Coelho has served as a member of our Board of Directors since April 2023. Ms. Coelho is a member of the Board of Directors of First Wave BioPharma (NASDAQ: FWBI) and serves on its compensation committee. Ms. Coelho most recently served as Executive Vice President, Chief Financial Officer and Chief Business Development Officer for CinCor Pharma, Inc from November 2021 through November 2022. Prior to that, Ms. Coelho served as Executive Vice President and Chief Financial Officer and Treasurer of BioDelivery Sciences International, Inc. from January 2019 to November 2021. Prior to that Ms. Coelho served as Chief Financial Officer of Balchem Corporation (NASDAQ: BCPC) from October 2017 to October 2018. Prior to her time at Balchem, Ms. Coelho served as interim Chief Operating Officer and Chief Financial Officer at Diversey, Inc. from September 2017 to October 2017. From October 2014 to October 2017, Ms. Coelho served at Sealed Air Corporation, most recently as Vice President Finance & Global Commercial Excellence, Diversey Care. Ms. Coelho’s experience also includes over seven years at Novartis Pharmaceuticals from March 2007 until October 2014, most recently as Global Head of Oncology Development Finance. Prior to that, Ms. Coelho spent over 20 years at Mars, Incorporated. Ms. Coelho received her B.A. from The American University in Washington, D.C. and earned her M.B.A. from the Instituto Brasileiro de Mercado de Capitais in Rio de Janeiro, Brazil. Our Board of Directors believes that Ms. Coelho’s business, strategic and leadership experience as well as her knowledge of the biotechnology industry makes her qualified to serve as a member of our Board of Directors.	61	2023

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers, as of April 13, 2023:
Name	Age	Position(s)
Joern Aldag(1)	64	Chief Executive Officer, Director
Reinhard Kandera(1)	53	Chief Financial Officer, Director
Klaus Orlinger, Ph.D.	45	Chief Scientific Officer
Roman Necina, Ph.D.	55	Chief Development Officer
Christine Baker	57	Chief Operating Officer
Katia Schlienger, M.D., Ph.D.	61	Chief Medical Officer

(1)
Messrs. Aldag and Kandera are also directors of the Company and their biographical information appears on pages 7 and 9, respectively.

Klaus Orlinger, Ph.D., has served as our Chief Scientific Officer since January 2022. Prior to that he was our Executive Vice President of Research from March 2020 through December 2021 and our Senior Vice President of Research from January 2019 through February 2020. He began leading our research and preclinical departments in 2017, and previously served as our head of virology from 2012 to 2016. From 2008 to 2012, Dr. Orlinger led a research team in the Molecular Vaccines Department of Baxter AG. He received his M.Sc. and Ph.D. in genetics and microbiology from the University of Vienna.
Roman Necina, Ph.D., has served as our Chief Development Officer since July 2022. Prior to that he was our Chief Technology Officer from November 2019 through June 2022. Dr. Necina previously served as General Manager and held various SVP positions at Shire Innovations Austria and as SVP Chief Strategist R&D at Takeda from February 2019 to October 2019. Dr. Necina built and led the Austria Gene Therapy Center for Takeda and has substantial experience in cell and gene therapy working with a broad range of vectors and cells over the last 10 years. Dr. Necina previously held SVP-level positions at Intercell from December 2007 to September 2011 and Boehringer from April 2002 to November 2007. He is a senate member of the Austrian Academy of Sciences and has served as a board member for Baxter AG Austria. Dr. Necina obtained his Ph.D. from the University of Natural Resources and Applied Life Sciences in Vienna.
Christine Baker has served as our Chief Operating Officer since May 2022. Prior to that, she was our Chief Business Officer from August 2019 through April 2022. Christine Baker also served on the board of TYME Technologies, Inc., until September, 2022. Previously, Ms. Baker was on the board of TuHURA BioPharma, Inc. from 2019 to 2022, the principal of CD Baker Consulting in 2019 and the Chief Business Officer of EpicentRx, Inc. from 2018 to 2019. She previously held various positions at Novartis Pharmaceuticals Corporation from 2004 to 2018. From 1988 until 2004, Ms. Baker held a number of positions at Schering-Plough Corporation. She received a B.A. in Chemistry from Dartmouth College and an M.B.A. from Rutgers University.
Katia Schlienger M.D., Ph.D., has served as our Chief Medical Officer since January 2023. Dr. Schlienger joined us in January 2021 as Senior Vice President, Head of Immuno-Oncology Clinical Research and Development, and was promoted to Executive Vice President, Clinical Research and Development in July 2022. Prior to this, Dr. Schlienger worked at Merck & Co. for 14 years. Her expertise extends from clinical research to regulatory and strategic development of novel therapies in oncology and vaccines. Earlier in her career, Katia was a Research Assistant Professor at University of Pennsylvania, where she worked in Carl June’s laboratory on immunotherapy of ovarian cancer and non-Hodgkin lymphoma. Katia is an MD trained at the School of Medicine Lariboisière Saint-Louis, Paris, France. She did her residency in clinical pathology at Hôpital Charles Nicolle in Rouen, France and obtained her PhD in Microbiology/Virology from Paris Diderot University, where she worked on developing a prototype HIV vaccine in Pierre Tiollais’ laboratory at the Pasteur Institute.

THE BOARD OF DIRECTORS AND ITS COMMITTEES
Board Composition
We currently have eight directors and the terms of office of the directors are divided into three classes:
•
Class I, whose term will expire at the Annual Meeting of Stockholders to be held in 2023;

•
Class II, whose term will expire at the Annual Meeting of Stockholders to be held in 2024; and

•
Class III, whose term will expire at the Annual Meeting of Stockholders to be held in 2025.

Class I consists of Joern Aldag, Jan van de Winkel and David R. Kaufman, Class II consists of Timothy Reilly and Malte Peters, and Class III consists of Julie O’Neill, Reinhard Kandera and Terry Coelho. Michael A Kelly served as a Class II director until his resignation from our Board of Directors in April 2023. At each Annual Meeting of Stockholders, the successors to directors whose terms will then expire shall serve from the time of election and qualification until the third Annual Meeting following election and until their successors are duly elected and qualified. A resolution of the Board of Directors may change the authorized number of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the Board of Directors may have the effect of delaying or preventing changes in control or management of our company.
Board Independence
Our Board of Directors has determined that each of our directors, except for Joern Aldag, who serves as our Chief Executive Officer, and Reinhard Kandera, who serves as our Chief Financial Officer, has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of the director independence standards of the Nasdaq Stock Market (“Nasdaq”) rules and the SEC. At least annually, our Board of Directors evaluate all relationships between us and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, our Board of Directors will make an annual determination of whether each director is independent within the meaning of Nasdaq and SEC independence standards.
Board Meetings and Attendance
Our Board of Directors held eight meetings during the fiscal year ended December 31, 2022. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors, on which he or she served during the fiscal year ended December 31, 2022 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). The Company encourages its directors to attend the Annual Meeting of Stockholders. All of the then-serving directors attended the 2022 Annual Meeting.
Board Committees
Our Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, each of which is comprised solely of independent directors, and is described more fully below. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board of Directors for approval. The charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are all available on our website (https://hookipapharma.com) under “Investors” at “Corporate Governance”.
Audit Committee
Our Audit Committee is currently composed of Terry Coelho, David Kaufman and Julie O’Neill, with Ms. Coelho serving as chair of the committee. Michael Kelly served as the chair and a member of the Audit

Committee until his resignation in April 2023. Our Board of Directors has determined that Terry Coelho, David Kaufman and Julie O’Neill are “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board of Directors has designated Terry Coelho as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2022, the Audit Committee met eight times. The report of the Audit Committee is included in this Proxy Statement under “Report of the Audit Committee.” The Audit Committee’s responsibilities include:
•
appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•
pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•
reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•
coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•
establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•
recommending based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•
monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•
preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•
reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•
reviewing quarterly earnings releases.

Compensation Committee
Our Compensation Committee is currently composed of Jan van de Winkel and Terry Coelho, with Dr. Van de Winkel serving as chair of the committee. Michael Kelly served as a member of the Compensation Committee until his resignation in April 2023. Our Board of Directors has determined each member of the Compensation Committee is “independent” as defined under the applicable listing standards of Nasdaq. During the fiscal year ended December 31, 2022, the Compensation Committee met four times. The Compensation Committee’s responsibilities include:
•
annually reviewing and recommending to our Board of Directors corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•
evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and recommending to our Board of Directors the compensation of our Chief Executive Officer;

•
reviewing and approving the compensation of our other executive officers and all direct reports to our Chief Executive Officer;

•
reviewing and establishing our overall management compensation, philosophy and policy;

•
reviewing and reassessing our policies and procedures for the determination of director and executive compensation;

•
evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•
retaining and approving the compensation of any compensation advisors;

•
reviewing and making recommendations to our Board of Directors about our policies and procedures for the grant of equity-based awards and the size of our equity-based plans;

•
reviewing director compensation and making recommendations to our Board of Directors on director compensation;

•
preparing the Compensation Committee report required by SEC rules, if and when required, to be included in this proxy statement;

•
reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters; and

•
reviewing and discussing with our Board of Directors corporate succession plans for our executive officers.

Our Compensation Committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and analyses of executive and director compensation paid at a peer group of other companies approved by our Compensation Committee. In 2022, the Compensation Committee retained the services of Radford, as its external, independent compensation consultant and considered Radford’s input on certain compensation matters as they deemed appropriate.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Jan van de Winkel and Timothy Reilly, with Dr. Van de Winkel serving as chair of the committee. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined under the applicable listing standards of Nasdaq. During fiscal year ended December 31, 2022, the Nominating and Corporate Governance Committee met four times. The Nominating and Corporate Governance Committee’s responsibilities include:
•
developing and recommending to the Board of Directors criteria for board and committee membership;

•
establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders;

•
reviewing the size and composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•
identifying individuals qualified to become members of the Board of Directors;

•
recommending to the Board of Directors the persons to be nominated for election as directors and to each of the board’s committees;

•
developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines; and

•
overseeing the evaluation of our Board of Directors and management.

Our Board of Directors may from time to time establish other committees.
Identifying and Evaluating Director Nominees
Our Board of Directors is responsible for selecting its own members. The Board of Directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.
Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, our Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors.
Minimum Qualifications
Our Nominating and Corporate Governance Committee will consider, among other things, the following qualifications, skills and attributes when recommending candidates for the Board of Directors’ selection as director nominees for the Board of Directors and as candidates for appointment to the Board of Directors’ committees. A director nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other director nominees to the Board of Directors, in collectively serving the long-term interests of the stockholders.
In evaluating proposed director candidates, our Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for board membership approved by the Board of Directors from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, diversity, including but not limited to race, gender or national origin, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence and the needs of the Board of Directors. Although we have no formal policy regarding board diversity, our Board of Directors believes that diversity of viewpoints, background, experience and other characteristics, such as gender, race, ethnicity, culture, nationality and sexual orientation, are an important part of its makeup. When evaluating candidates for nomination as new directors, our Board of Directors will:
1)
Consider candidates with diverse backgrounds in terms of knowledge, experience, skills and other characteristics in the context of the needs of the Company at that point in time with a view to creating a board with a diversity of experience and perspectives; and

2)
Include in the pool from which new director nominees are chosen candidates with a diversity of gender, race, ethnicity, culture, nationality or sexual orientation (and any third-party engaged to identify candidates for such pool will be asked to do the same).

The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. The policy adopted by the Nominating and Corporate Governance Committee provides that candidates recommended by stockholders are given appropriate consideration in the same manner as other candidates.
Non-Management Director Meetings
In addition to the meetings of the committees of the Board of Directors described above, in connection with the Board of Directors’ meetings, the non-management directors met eight times in executive session during the fiscal year ended December 31, 2022. The Chairman of the Board of Directors presides at these executive sessions.
Communication with the Directors of HOOKIPA
Any interested party with concerns about our company may report such concerns to the Board of Directors or the Chairman of our Board of Directors or Nominating and Corporate Governance Committee, by submitting a written communication to the attention of such director at the following address:
c/o HOOKIPA Pharma, Inc.
350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York 10118
United States
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.
A copy of any such written communication may also be forwarded to the Company’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with the Company’s legal counsel, with independent advisors, with non-management directors, or with the Company’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.
Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we receive repetitive or duplicative communications.
The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.
Compensation Committee Interlocks and Insider Participation
For the 2022 fiscal year, Jan van de Winkel and Michael Kelly served as members of our Compensation Committee. None of the members of our compensation committee is an officer or employee of our company, nor have they ever been an officer or employee of our company.
In addition, none of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board of Directors or our compensation committee.

Leadership Structure and Risk Oversight
The positions of our Chairman of the Board of Directors and Chief Executive Officer are separated, with Mr. Aldag serving as our Chief Executive Officer and Dr. van de Winkel serving as the Chairman. Separating these positions allows Mr. Aldag, as our Chief Executive Officer, to focus on our day-to-day business, while allowing the Chairman to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort, and energy that Mr. Aldag, as our Chief Executive Officer, must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure. Our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Our corporate governance guidelines provide the flexibility for our Board of Directors to modify our leadership structure in the future, as it deems appropriate.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and operations, strategic direction and intellectual property, as more fully discussed under “Risk Factors” in our Annual Report on Form 10-K. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. Our Board of Directors satisfies its risk oversight role through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our Board of Directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Executive Compensation
Summary Compensation Table
The following table sets forth the total compensation awarded to, earned by and paid during the fiscal years ended December 31, 2022 and December 31, 2021 for each of our named executive officers:
Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Joern Aldag(4)	2022	389,601	701,070	159,737	—	1,250,408
Chief Executive Officer	2021	572,334	1,789,874	243,242	—	2,605,450
Reinhard Kandera(4)	2022	343,531	246,856	112,678	12,096(5)	715,161
Chief Financial Officer	2021	420,541	597,487	142,982	14,302	1,175,312
Christine Baker	2022	394,263	263,104	204,057	12,200(6)	873,624
Chief Operating Officer	2021	—	—	—	—	—

(1)
Although base salaries are typically paid in cash, in order to preserve the Company’s cash, Messrs. Aldag and Kandera and Ms. Baker received a portion of their base salary in the form of unrestricted shares of Company common stock. Accordingly, Messrs. Aldag and Kandera and Ms. Baker received 47,824, 14,056 and 13,658 shares, respectively, which value on the date of grant was equal to half of the foregone salary payments.

(2)
Amounts reflect the grant-date fair value of restricted stock unit and option awards granted during the applicable fiscal year as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 11 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K filed with the SEC on March 15, 2023. These amounts do not correspond to the actual value that may be recognized by the executives upon vesting or exercise of the awards, or subsequent sale of shares acquired pursuant to the awards.

(3)
Amounts represent incentive compensation earned by our named executive officers for fiscal year performance, based upon achievement of corporate and individual goals. Although such incentive compensation is typically paid in cash, in order to preserve the Company’s cash Messrs. Aldag and Kandera received 50% of their 2021 annual bonus in the form of a stock option grant, with the number of shares determined by dividing the value of 50% of their 2021 annual bonus by a value of $3.00 per share. Accordingly, Messrs. Aldag and Kandera each received 39,853 and 23,427 options, respectively. The granted options have an exercise price of $1.50 per share, the closing price of the Company’s common stock on January 31, 2022, the day immediately prior to the date of grant.

(4)
The compensation paid to Messrs. Aldag and Kandera in Euro have been converted to USD at exchange rates of 1 Euro to 1.05 USD for 2022 and 1 Euro to 1.18 USD for 2021, based on the average annual exchange rates published by the Federal Reserve Bank for such years.

(5)
Mr. Kandera was provided with a car for his business and personal use, and reimbursement of all related insurance, maintenance, and fuel expenses for the car. Mr. Kandera also received a fixed reimbursement for home office expenses. For 2022, the value of these automobile benefits and home office reimbursement provided to Mr. Kandera is equal to $12,096.

(6)
Amount represents $12,200 of Company matching 401(k) plan contributions.

Narrative Disclosure to Summary Compensation Table
Elements of Compensation
Base Salary.   Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions, and has been established by our Board of Directors taking into account each individual’s role, responsibilities, skills, and expertise. Our Compensation Committee or Board of Directors reviews the base salaries of our executive officers, including our named executive officers, from time to time and makes adjustments as it determines to be reasonable and necessary to reflect the scope of an executive officer’s performance, contributions, responsibilities, experience, prior salary level, position (in the case of a promotion) and market conditions.
During 2022, we paid annual base salaries of €371,049 ($389,601) for Mr. Aldag, €327,172 ($343,531) for Mr. Kandera and $394,263 for Ms. Baker, which may be increased by our Compensation Committee during the annual redetermination of base salaries. For additional information regarding the employment agreements of our named executive officers, see subsection entitled “Employment Arrangements with our Named Executive Officers.”
In order to preserve the Company’s cash, Messrs. Aldag and Kandera and Ms. Baker received 50%, 80% and 80%, respectively, of their 2022 base salary in cash for the six month period ended June 30, 2022, and the remaining 50%, 20% and 20%, respectively, of their 2022 base salary for such six month period in the form of unrestricted shares of Company common stock with value on the date of grant equal to half of the foregone salary payments.
Cash Bonus.   Our annual bonus program is intended to reward our named executive officers for meeting individual or corporate performance goals for a fiscal year. Corporate performance goals are established by our Compensation Committee and approved by our Board of Directors. For 2022, the corporate performance goals generally fell into the categories of clinical trial preparation and execution for our various programs, increasing outside knowledge of the Company’s technology and providing adequate capital for the Company, and each named executive officer’s target bonus is set forth below.
Name	Target Bonus (% of base salary)
Joern Aldag	50
Reinhard Kandera	40
Christine Baker	40
In evaluating management’s performance relative to corporate performance for 2022, our Compensation Committee determined to award a corporate achievement level of 82%. The potential bonus for the Chief Executive Officer, Mr. Kandera and Ms. Baker was based 100% on achievement of corporate goals. This achievement level was then used to determine each named executive officer’s bonus. For 2022, we awarded bonuses to Joern Aldag, Reinhard Kandera and Christine Baker in the amounts of €152,130 ($159,737), €107,312 ($112,678) and $204,057, respectively.
Long-Term Equity Incentives.   Our equity grant program is intended to align the interests of our named executive officers with those of our stockholders and to motivate them to make important contributions to our performance. Providing named executive officers with the opportunity to create significant wealth through stock ownership is a powerful tool to attract and retain highly-qualified executives, achieve strong long-term stock price performance, align our executives’ interests with those of our stockholders and provide a means to build real ownership in the Company. In addition, the vesting feature of our equity grants contributes to executive retention. We have historically granted equity awards to our employees, including our named executive officers, in the form of options to purchase shares of our common stock. Generally, all stock option awards vest over four years, with 25% of each option award vesting upon the first anniversary of a vesting commencement date, and the remaining shares vesting in 12 equal quarterly installments thereafter, subject to the executive officer’s continuing service relationship.
Employment Arrangements with our Named Executive Officers
Employment Agreement with Joern Aldag
In connection with our initial public offering, we entered into an amended and restated employment agreement with Joern Aldag which sets forth the terms of his employment with us as our Chief Executive Officer. Under the amended and restated employment agreement, Mr. Aldag receives an annual base salary, which is subject to redetermination annually by our Compensation Committee, and he is eligible to earn annual incentive compensation. Mr. Aldag is also eligible to participate in the employee benefit plans available to our employees, including our stock option plan, subject to the terms of those plans. Additionally, Mr. Aldag is entitled to receive reimbursement for certain business travel expenses. Additionally, in the event that Mr. Aldag is liable for and pays social security costs in both Germany and Austria, without any corresponding credit, the Company will reimburse Mr. Aldag for up to €25,000 ($23,750) of social security costs per year.
Mr. Aldag’s amended and restated employment agreement contains standard confidentiality, assignment of intellectual property work product and twelve months’ post-termination noncompetition, non-solicitation of employee, and non-solicitation of customer covenants.
Mr. Aldag’s amended and restated employment agreement provides that, in the event that his employment is terminated by us without “cause” or Mr. Aldag resigns for “cause” (as defined with respect to each party in his amended and restated employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (1) an amount equal to 100% of his then annual base salary, payable in substantially 12 equal installments over 12 months following his termination, and (ii) up to 12 months of continued participation in our benefit plans at active employee rates. In lieu of the payments described in the preceding sentence, in the event that Mr. Aldag’s employment is terminated by us without cause or Mr. Aldag resigns for cause, in either case within 12 months following a “change in control” (as defined in his amended and restated employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) a lump sum in cash an amount equal to 1.5 times the sum of (A) Mr. Aldag’s then current annual base salary (or Mr. Aldag’s base salary in effect immediately prior to the change in control, if higher) plus (B) Mr. Aldag’s target annual incentive compensation, (ii) up to 18 months of continued participation in our benefit plans at active employee rates, and (iii) full acceleration of vesting of all stock options and other stock-based awards held by Mr. Aldag.
Employment Agreement with Reinhard Kandera
In connection with our initial public offering, we entered into an amended and restated employment agreement with Reinhard Kandera which sets forth the terms of his employment with us as our Chief Financial Officer. Under the amended and restated employment agreement, Mr. Kandera receives an annual base salary, which is subject to redetermination annually by our Compensation Committee, and he is eligible to earn annual incentive compensation. Mr. Kandera is also provided a company car with a maximum monthly leasing rate equal to €1,000 ($950), for his business and personal use, and reimbursed for all related insurance, maintenance, and fuel expenses. Mr. Kandera is also eligible to participate in the employee benefit plans available to our employees, including our stock option plan, subject to the terms of those plans. Mr. Kandera is entitled to receive reimbursement for certain business travel expenses.
Mr. Kandera’s amended and restated employment agreement contains standard confidentiality, assignment of intellectual property work product and twelve months’ post-termination noncompetition, non- solicitation of employee, and non-solicitation of customer covenants.
Mr. Kandera’s amended and restated employment agreement provides that, in the event that his employment is terminated by us without “cause” or Mr. Kandera resigns for “cause” (as defined with respect to each party in his amended and restated employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, (i) he will be entitled to receive an amount equal to 100% of his then annual base salary, payable in 14 equal installments over 12 months following his termination, and (ii) up to 12 months of continued participation in our benefit plans at active employee rates. In lieu of the payments described in the preceding sentence, in the event that Mr. Kandera’s employment is terminated by us without cause or Mr. Kandera resigns for cause, in either case within 12 months following a “change in control” (as defined in his amended and restated employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) a lump sum in cash an amount equal to 1.0 times the sum of (A) Mr. Kandera’s then current base salary (or Mr. Kandera’s base salary in effect immediately prior to the change in control, if higher) plus (B) Mr. Kandera’s target annual incentive compensation, (ii) up to 12 months of continued participation in our benefit plans at active employee rates, and (iii) full acceleration of vesting of all stock options and other stock-based awards held by Mr. Kandera.

Employment Agreement with Christine Baker
We entered into a management employment agreement with Christine Baker in connection with her commencement of employment with us in August 2019 as our Chief Business Officer and which still sets forth the terms of her employment following her promotion in May 2022 to serve as our Chief Operating Officer. Under the management employment agreement with Christine Baker, Ms. Baker receives an annual base salary, which is subject to redetermination annually by our Compensation Committee, and she is eligible to earn an annual bonus. Ms. Baker is also eligible to receive annual stock option awards with market value equivalent to 60% of her annual base salary and participate in our health, dental, vision and disability benefit plans with the full cost of such coverage for Ms. Baker and her eligible dependents paid for by the Company. Additionally, Ms. Baker received a one-time sign on option award in the amount of 180,000 shares and is eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans. Subject to nondiscrimination requirements, the Company will match the contributions Ms. Baker makes to our 401(k) plan up to the lesser of 4% of Ms. Baker’s annual base salary and the statutory contribution limit. Ms. Baker is also eligible to receive reimbursement for certain business travel expenses.
Ms. Baker’s management employment agreement contains standard confidentiality, assignment of intellectual property work product, six months’ post-termination noncompetition, and 12 months’ post-termination non-solicitation of employee and non-solicitation of customer covenants.
Ms. Baker’s management employment agreement provides that, in the event that her employment is terminated by us without “cause” or Ms. Baker resigns for “good reason” (as each term is defined in her management employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, she will be entitled to receive (i) an amount equal to 100% of her then annual base salary, payable in substantially equal installments over 12 months following her termination, and (ii) if Ms. Baker is participating in our group health plan immediately prior to her termination and elects to continue COBRA health coverage, a monthly cash payment until the earlier of 12 months following termination or the end of Ms. Baker’s COBRA health continuation period in an amount equal to the amount that we would have paid to provide health insurance to Ms. Baker had she remained employed with us. In lieu of the payments and benefits described in the preceding sentence, in the event that Ms. Baker’s employment is terminated by us without cause or Ms. Baker resigns for good reason, in either case within 12 months following a “change in control” (as defined in her management employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, she will be entitled to receive (i) a lump sum in cash an amount equal to 1.0 times the sum of (A) Ms. Baker’s current base salary (or Ms. Baker’s base salary in effect immediately prior to the change in control, if higher) plus (B) Ms. Baker’s target annual incentive compensation, (ii) if Ms. Baker is participating in our group health plan immediately prior to her termination and elects to continue COBRA coverage, a monthly cash payment until the earlier of 12 months following termination or the end of Ms. Baker’s COBRA health continuation period in an amount equal to the amount that we would have paid to provide health insurance to her had she remained employed with us, and (iii) full acceleration of vesting of all stock options and other stock-based awards held by Ms. Baker.
The payments and benefits provided to Ms. Baker under her management employment agreement in connection with a change in control may not be eligible for a federal income tax deduction for the Company pursuant to Section 280G of U.S. Internal Revenue Code of 1986, as amended (the “Code”) or may subject Ms. Baker to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Ms. Baker in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to Ms. Baker.
Additional Narrative Disclosure
401(k) Plan.   We maintain a tax-qualified retirement plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their contributions are 100% vested when contributed. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The retirement plan is intended to qualify under Section 401(a) of the Code. We match 100 percent of employee contributions, up to 4 percent of each employee’s compensation (as defined in the plan).
Health and Welfare Benefits.   All of our full-time employees, including our executive officers are eligible to participate in certain medical, disability and life insurance benefit programs offered by us.
Outstanding Equity Awards at Fiscal Year End
The following table sets forth information concerning the outstanding equity awards held by each of the named executive officers as of December 31, 2022.
		Option Awards(1)
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
Joern Aldag	—	395,852	—	0.10	12/31/2026
	4/17/2019	529,074	75,582	14.00	4/17/2029
	2/15/2020	137,500	62,500	8.03	4/20/2030
	2/15/2021	90,825	116,775	12.00	4/19/2031
	—	39,853	—	1.50	1/31/2032
	2/15/2022	—	275,250	1.66	4/19/2032
	2/15/2022	—	275,250	1.66	4/19/2032
Reinhard Kandera	—	109,246	—	0.10	12/31/2026
	4/17/2019	76,692	10,956	14.00	4/17/2029
	2/15/2020	53,213	24,187	8.03	4/20/2030
	2/15/2021	30,319	38,981	12.00	4/19/2031
	—	23,427	—	1.50	1/31/2032
	2/15/2022	—	92,950	1.66	4/19/2032
	2/15/2022	—	92,950	1.66	4/19/2032
Christine Baker	10/15/2019	135,000	45,000	8.21	12/9/2029
	2/15/2020	41,594	18,906	8.03	4/20/2030
	2/15/2021	21,853	28,097	12.00	4/19/2031
	—	22,763	—	1.50	2/1/2032
	2/15/2022	—	100,000	1.66	4/19/2032
	2/15/2022	—	100,000	1.66	4/19/2032

(1)
Each option vests with respect to 25% of the shares upon the first anniversary of the vesting commencement date, with the remaining shares vesting in 12 equal quarterly installments thereafter, subject to the executive’s continuing service relationship.

Equity Compensation Plan Information
The following table presents aggregate summary information as of December 31, 2022, regarding the common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans:
	Column (A)	Column (B)	Column (C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders(1)	6,532,523	6.18	36,383
Equity Compensation Plans Not Approved by Stockholders	0	0	0
Total(2)	6,532,523	6.18	36,383

(1)
Includes the following plans: our 2019 Stock Option and Incentive Plan, as amended and restated (our “2019 Plan”), our 2018 Stock Option and Grant Plan (our “2018 Plan”) and our 2019 Employee Stock Purchase Plan (our “ESPP”).

(2)
As of December 31, 2022, a total of 36,383 shares of our common stock have been reserved for issuance pursuant to our 2019 Plan (which amount excludes 2,188,666 shares of our common stock that were added to the number of shares reserved for issuance on January 1, 2023 pursuant to the 2019 Plan’s automatic annual increase). Our 2019 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase on January 1, 2023, and each January 1 thereafter, by the lesser of (i) 4.0% of the number of shares of our common stock and Class A common stock issued and outstanding on the immediately preceding December 31, or (ii) such lesser number of shares as determined by our Compensation Committee. In addition, shares underlying any awards under our 2019 Plan or our 2018 Plan that are forfeited, canceled, held back upon exercise to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of shares or otherwise terminated shall be added back to the shares available for issuance under our 2019 Plan. As of December 31, 2022, a total of 828,497 shares of our common stock have been reserved for issuance pursuant to our ESPP (which amount excludes 547,166 shares of our common stock that were added to the number of shares reserved for issuance on January 1, 2023 pursuant to the ESPP’s automatic annual increase). Our ESPP provides that the number of shares reserved and available for issues under the plan will automatically increase on January 1, 2020, and each January 1 thereafter through January 1, 2029, by the least of (i) 785,905 shares of common stock, (ii) 1% of the outstanding number of shares of our common stock and Class A common stock issued and outstanding on the immediately preceding December 31, or (iii) such lesser number of shares as determined by our ESPP administrator. We no longer make any awards pursuant to our 2018 Plan or the Stock Option Plan 2016 of Hookipa Biotech AG.

DIRECTOR COMPENSATION
The following table sets forth the compensation was paid or earned by our non-employee directors during the year ended December 31, 2022. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the other non-employee members of our Board of Directors in the year ended December 31, 2022. Joern Aldag, our Chief Executive Officer and a member of our Board of Directors, and Reinhard Kandera, our Chief Financial Officer and a member of our Board of Directors, each did not receive any compensation for their service as members of our Board of Directors during 2022. Messrs. Aldag and Kandera’s compensation for service as employees for fiscal year 2022 is presented above in the “Summary Compensation Table.”
Name	Fees earned or paid in cash ($)	Option awards ($)(1)	Total ($)
Jan van de Winkel(2)	87,500	45,747	133,247
Christoph Lengauer(3)	22,000	—	22,000
Timothy Reilly(4)	30,678	46,968	77,646
Julie O’Neill(5)	47,500	22,874	70,374
Michael A. Kelly(6)	60,000	22,874	82,874
David R. Kaufman(7)	47,500	22,874	70,374

(1)
Amounts reflect the grant-date fair value of option awards granted in 2022 in accordance with FASB ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 11 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K filed with the SEC on March 15, 2023. These amounts do not correspond to the actual value that may be recognized by the executives upon vesting or exercise of the option awards, or subsequent sale of shares acquired pursuant to the option awards.

(2)
As of December 31, 2022, Dr. van de Winkel held unexercised options to purchase 189,167 shares.

(3)
Dr. Lengauer did not stand for reelection at the 2022 Annual Meeting. As of December 31, 2022, Dr. Lengauer held no options to purchase shares.

(4)
As of December 31, 2022, Dr. Reilly held unexercised options to purchase 40,000 shares.

(5)
As of December 31, 2022, Ms. O’Neill held unexercised options to purchase 68,007 shares.

(6)
Mr. Kelly resigned from our Board of Directors in April 2023. As of December 31, 2022, Mr. Kelly held unexercised options to purchase 58,400 shares.

(7)
As of December 31, 2022, Dr. Kaufman held unexercised options to purchase 58,400 shares.

Our Board of Directors has adopted a non-employee director compensation policy that is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high caliber non-employee directors. Under the policy, all non-employee directors are paid cash compensation as set forth below:

Annual Retainer
Board of Directors:
All non-employee members	$40,000
Additional retainer for Non-Executive Chairman of the Board	$30,000
Audit Committee:
Chairman	$15,000
Non-Chairman members	$7,500
Compensation Committee:
Chairman	$10,000
Non-Chairman members	$5,000
Nominating and Corporate Governance Committee:
Chairman	$7,500
Non-Chairman members	$4,000
Under the policy, each non-employee director has the opportunity to elect to receive all or a portion of their retainer and committee fees in the form of an equity award of (a) unrestricted shares having a grant date fair value equal to the amount (or portion thereof) of such retainer and committee fees or (b) stock options to purchase common stock based on the Black-Scholes option-pricing model as of the date of grant. Any such election shall be made (i) for any continuing non-employee director, before the start of the calendar year with respect to any cash compensation for such calendar year and (ii) for any new non- employee director, within 30 days of her or his election to the board of directors. Any such stock options shall be vested upon grant and shall expire ten years from the date of grant.
In addition, under the policy, upon his or her election to the board of directors, each non-employee director will receive an initial, one-time stock option grant to purchase 19,200 shares of our common stock, which will vest in equal monthly installments over three years, subject to continued service as a member of the board of directors (the “Initial Award”). In addition, each continuing non-employee member of the board will receive, at the time of the Company’s annual meeting, an annual equity grant of options to purchase 9,600 shares of our common stock (or, for the Non-Executive Chairman of our Board, 19,200 shares of our common stock), which will vest in full upon the earlier of the first anniversary of the date of grant or the date of the next annual meeting of the Company’s stockholders, subject to continued service as a member of the board of directors through such date. Each of the foregoing grants will vest in full upon the death or disability of the applicable director or upon a change in control of the Company. In addition, any stock options awarded to non-employee directors pursuant to the non-employee director compensation policy will be exercisable until the earlier of one year following the termination of the director’s service on the board of directors or the original expiration date of the option.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth the amount of common stock of the Company beneficially owned, directly or indirectly, as of April 4, 2023, by (i) each current director of the Company, (ii) each named executive officer of the Company, (iii) all directors and executive officers of the Company as a group, and (iv) each person who is known to the Company to beneficially own more than five percent (5%) of the outstanding shares of common stock of the Company, as determined through SEC filings, and the percentage of the common stock outstanding represented by each such amount. All shares of common stock shown in the table reflect sole voting and investment power except as otherwise noted.
Beneficial ownership is determined by the rules of the SEC and includes voting or investment power of the securities. As of April 4, 2023, the Company had 52,322,822 shares of common stock outstanding. Shares of common stock subject to options to purchase, which are now exercisable or are exercisable, or restricted stock units vesting within 60 days after April 4, 2023 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each person listed below is c/o HOOKIPA Pharma Inc, 350 Fifth Avenue, 72nd Floor, Suite 7240, New York, New York 10118, +43 1 890 63 60.
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Redmile Group, LLC(2)	5,227,049	9.99%
Entities affiliated with EcoR1 Capital(3)	5,227,049	9.99%
FMR LLC(4)	4,895,600	9.36%
Gilead Sciences, Inc.(5)	3,759,465	7.19%
Baker Bros. Advisors LP(6)	3,475,535	6.64%
Sofinnova Capital VI FCPR(7)	3,142,596	6.01%
Directors and Named Executive Officers
Joern Aldag(8)	1,543,620	2.95%
Reinhard Kandera(9)	396,376	*
Christine Baker(10)	336,174	*
Jan van de Winkel(11)	158,320	*
Timothy Reilly	—	—
Julie O’Neill(12)	52,976	*
Michael A. Kelly(13)	44,154	*
David R. Kaufman(14)	42,977	*
Malte Peters	—	—
Terry Coelho	—	—
All executive officers and directors as a group (13 persons)(15)	3,044,956	5.82%

*
Represents holdings of less than 1%.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o HOOKIPA Pharma Inc., 350 Fifth Avenue, 72nd Floor, Suite 7240, New York, New York 10118.

(2)
Information herein is based solely upon a Schedule 13G/A filed with the SEC on February 14, 2023 by Redmile Group, LLC (“Redmile”). According to the Schedule 13G/A, Redmile is the beneficial owner of (i) 3,114,768 shares of Common Stock as of December 31, 2022 and (ii) 3,827 shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”), which are convertible into an aggregate of 3,827,000 shares of Common Stock. Pursuant to the Preferences, Rights and Limitations of Series A Convertible Preferred Stock, the Company may not effect any conversion of the Series A Preferred Stock, and Redmile does not have the right to convert any portion of the Series A Preferred Stock, to the extent that, after giving effect to the attempted conversion set forth in a notice of conversion, Redmile would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” is 9.99% of the shares of Common Stock then issued and outstanding, which percentage may be changed at Redmile’s election upon 61 days’ notice to the Company. The 5,227,049 shares of Common Stock reported as beneficially owned by Redmile in the table above represents 9.99% of the outstanding shares of Common Stock as of April 4, 2023. The securities held by Redmile may also be deemed beneficially owned by Jeremy C. Green as the principal of Redmile Group, LLC. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The address for Redmile is One Letterman Drive Building D, Suite D3-300, The Presidio of San Francisco, San Francisco, California 94129.
(3)
Information herein is based solely upon a Schedule 13G filed with the SEC on February 14, 2023 by EcoR1 Capital, LLC (“EcoR1 Capital”), EcoR1 Capital Fund Qualified, L.P. (“EcoR1 Capital Fund”) and Oleg Nodelman (together, “EcoR1”). According to the Schedule 13G/A, EcoR1 is the beneficial owner of (i) 4,973,489 shares of Common Stock as of December 31, 2022 and (ii) of 2,500 shares of Series A-1 Convertible Preferred Stock (“Series A-1 Preferred Stock”), which are convertible into an aggregate of 2,500,000 shares of Common Stock. Pursuant to the Preferences, Rights and Limitations of Series A-1 Convertible Preferred Stock, the Company may not effect any conversion of the Series A-1 Preferred Stock, and EcoR1 does not have the right to convert any portion of the Series A-1 Preferred Stock, to the extent that, after giving effect to the attempted conversion set forth in a notice of conversion, EcoR1 would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” is 9.99% of the shares of Common Stock then issued and outstanding, which percentage may be changed at EcoR1’s election upon 61 days’ notice to the Issuer. The 5,227,049 shares of Common Stock reported as beneficially owned by EcoR1 in the table above represents 9.99% of the outstanding shares of Common Stock as of April 4, 2023. The address for EcoR1 Capital Fund is 357 Tehama Street #3, San Francisco, CA 94103.

(4)
Information herein is based solely upon a Schedule 13G/A filed with the SEC on February 9, 2023 by FMR LLC (“FMR”) and Abigail P. Johnson. According to the Schedule 13G/A, FMR and Ms. Johnson are beneficial owners of 4,895,600 shares of Common Stock as of December 30, 2023. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. This filing reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR, certain of its subsidiaries and affiliates, and other companies (collectively, the “FMR Reporters”). This filing does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998). The address for FMR is 245 Summer Street, Boston, MA 02210.

(5)
Information herein is based solely upon a Schedule 13G/A filed with the SEC on February 14, 2023 by Gilead Sciences, Inc. (“Gilead’). According to the Schedule 13G/A, Gilead is the beneficial owner 3,759,465 shares of Common Stock, and has sole voting power with respect to 3,759,465 shares and sole dispositive power with respect to 3,759,465 shares. The address for Gilead is 333 Lakeside Drive, Foster City, California, 94404.

(6)
Information herein is based solely upon a Schedule 13G/A filed with the SEC on February 14, 2023 jointly by Baker Bros. Advisors LP, Baker Bros. Advisors (GP) LLC, Felix J. Baker and Julian C. Baker

(collectively, “Baker Bros.”). According to the Schedule 13G, Baker Bros. is the beneficial owner of 3,475,535 shares of Common Stock as of December 31, 2022. The address for Baker Bros. is 860 Washington Street, 3rd Floor, New York, NY 10014.
(7)
Information herein is based solely upon a Schedule 13D filed with the SEC on February 10, 2023 by Sofinnova Capital VI FCPR (“Sofinnova Capital”), Sofinnova Partners SAS (“Sofinnova SAS”), Denis Lucquin, Antoine Papiernik, Henrijette Richter, Monique Saulnier and Graziano Seghezzi. According to the Schedule 13D, all shares are held by Sofinnova Capital. Sofinnova SAS, a French corporation, is the management company of Sofinnova Capital, and may be deemed to have sole voting and dispositive power with respect to the shares held by Sofinnova Capital. Denis Lucquin, Antoine Papiernik, Henrijette Richter, Monique Saulnier and Graziano Seghezzi are the managing partners of Sofinnova SAS and may be deemed to have shared voting and dispositive power with respect to the shares held by Sofinnova Capital.The address of Sofinnova Capital is Sofinnova Partners, Immeuble le Centorial, 16-18 Rue du Quatre-Septembre, 75002 Paris, France.

(8)
Consists of (i) 51,952 shares of common stock, and (ii) options to purchase 1,491,668 shares of common stock that are exercisable within 60 days of April 4, 2023.

(9)
Consists of (i) 16,092 shares of common stock, and (ii) options to purchase 380,284 shares of common stock that are exercisable within 60 days of April 4, 2023.

(10)
Consists of (i) 16,158 shares of common stock, and (ii) options to purchase 320,016 shares of common stock that are exercisable within 60 days of April 4, 2023.

(11)
Consists of (i) 9,153 shares of common stock, and (ii) options to purchase 149,167 shares of common stock that are exercisable within 60 days of April 4, 2023.

(12)
Consists of (i) 4,969 shares of common stock, and (ii) options to purchase 48,007 shares of common stock that are exercisable within 60 days of April 4, 2023.

(13)
Consists of (i) 5,754 shares of common stock, and (ii) options to purchase 38,400 shares of common stock that are exercisable within 60 days of April 4, 2023. Mr. Kelly resigned from our Board of Directors in April 2023.

(14)
Consists of (i) 4,577 shares of common stock, and (ii) options to purchase 38,400 shares of common stock that are exercisable within 60 days of April 4, 2023.

(15)
Consists of (i) 179,647 shares of common stock, and (ii) options to purchase 2,865,309 shares of common stock that are exercisable within 60 days of April 4, 2023.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Related Person Transactions
Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this Proxy Statement and the transactions described below, since January 1, 2022 there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm’s-length transactions.
Employment Agreements
We have employment agreements or offer letters with our executive officers. For more information regarding our agreements with our named executive officers for the fiscal year ended December 31, 2022, see the section titled “Executive Compensation - Narrative Disclosure to Summary Compensation Table — Employment Arrangements With Our Named Executive Officers.”
Indemnification Agreements
We have entered into agreements to indemnify our directors and certain executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.
Policies for Approval of Related Party Transactions
Our Board of Directors reviews and approves transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party. We’ve adopted a formal written policy that our executive officers, directors, holders of more than five percent of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent members of our Board of Directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, holders of more than 5% of any class of our voting securities, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. All of the transactions described in this section were entered into prior to the adoption of this policy.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the Company common stock to file with the SEC reports of ownership and changes in ownership of Company common stock. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on our review of the reports we have received, the Company believes that all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2022.

AUDIT COMMITTEE REPORT
Report of the Audit Committee of the Board of Directors
This report is submitted by the Audit Committee of the Board of Directors (the “Board”) of Hookipa Pharma Inc. (the “Company”). During 2022, the Audit Committee consisted of the three directors whose names appear below. In April 2023, Mr. Kelly resigned from the Company’s Board and its committees and Ms. Coelho was appointed as chair of the Audit Committee. None of the members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each of Terry Coelho, Julie O’Neill and David Kaufman of the Audit Committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”). Each of Terry Coelho, Julie O’Neill and David Kaufman of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The Board has designated Terry Coelho as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee operates under a written charter adopted by the Board.
The Audit Committee’s general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.
The Audit Committee has reviewed the Company’s financial statements for the fiscal year ended December 31, 2022 and met with management, as well as with representatives of PwC Wirtschaftsprüfung GmbH, the Company’s independent registered public accounting firm, to discuss the consolidated financial statements. The Audit Committee also discussed with members of PwC Wirtschaftsprüfung GmbH the matters required to be discussed by the Auditing Standard No. 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.
In addition, the Audit Committee received the written disclosures and the letter from PwC Wirtschaftsprüfung GmbH required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with members of PwC Wirtschaftsprüfung GmbH its independence.
Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2022 be included in its Annual Report on Form 10-K for the year ended 2022.
The information contained in this Audit Committee report shall not be deemed to be “soliciting material,” “filed” or incorporated by reference into any past or future filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.
Respectfully submitted by the Audit Committee,
Michael Kelly
David Kaufman
Julie O’Neill

PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The firm of PwC Wirtschaftsprüfung GmbH, independent registered public accounting firm, has been selected by the Audit Committee as auditors for the Company for the fiscal year ending December 31, 2023. PwC Wirtschaftsprüfung GmbH has served as the independent registered public accounting firm for the Company since 2017. A representative of PwC Wirtschaftsprüfung GmbH is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.
The Company’s organizational documents do not require that the stockholders ratify the selection of PwC Wirtschaftsprüfung GmbH as the Company’s independent registered public accounting firm. The Company requests such ratification as a matter of good corporate practice. The selection of PwC Wirtschaftsprüfung GmbH as our independent registered public accounting firm will be ratified if the votes cast FOR exceed the votes cast AGAINST the proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter. Abstentions and broker non-votes will have no effect on the ratification. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain PwC Wirtschaftsprüfung GmbH, but still may retain this firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Independent Registered Public Accounting Firm Fees
The following is a summary and description of fees incurred by PwC Wirtschaftsprüfung GmbH for the fiscal years ended December 31, 2022 and 2021.
Fee Category	Year ended December 31, 2022	Year ended December 31, 2021
Audit Fees(1)	501,067	508,514
Audit-Related Fees(2)	878,537	0
Tax Fees	0	0
All Other Fees	0	0
Total	1,379,604	508,514

(1)
“Audit Fees” consist of fees for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements and other professional services provided in connection with regulatory filings. The Audit Fees incurred by PwC Wirtschaftsprüfung GmbH for the fiscal years ended December 31, 2022 and 2021 have been converted to USD at exchange rates valid at the time of the respective accounting entry, based on the exchange rates published by the Federal Reserve Bank.

(2)
“Audit-Related Fees” for the year ended December 31, 2022 consist of fees for our follow-on financing which closed in March 2022 and for our Registration Statement on Form S-3 filed in July 2022.

Pre-Approval Policies and Procedures
The Company’s Audit Committee has adopted procedures requiring the pre-approval of all non-audit services performed by the Company’s independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the audit committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The Audit Committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.
The standard applied by the Audit Committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.
All of the services rendered by PwC Wirtschaftsprüfung GmbH with respect to the 2022 and 2021 fiscal years were pre-approved by the audit committee in accordance with this policy.
Vote Required and Board of Directors Recommendation
For Proposal 2, a majority of the votes properly cast is required to ratify the appointment of PwC Wirtschaftsprüfung GmbH as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR
THE RATIFICATION OF THE SELECTION OF PWC WIRTSCHAFTSPRÜFUNG GMBH AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL 2 ON YOUR PROXY CARD)

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
We are committed to the highest standards of integrity and ethics in the way we conduct our business. In 2019, our Board of Directors adopted a Code of Business Conduct and Ethics, which applies to our directors, officers and employees, including our Chief Executive Officer, our principal financial officer, those officers responsible for financial reporting, and our other executive and senior officers. Our Code of Business Conduct and Ethics establishes our policies and expectations with respect to a wide range of business conduct, including the preparation and maintenance of our financial and accounting information, our compliance with laws, and possible conflicts of interest.
Under our Code of Business Conduct and Ethics, each of our directors and employees is required to report suspected or actual violations to the extent permitted by law. In addition, we have adopted separate procedures concerning the receipt and investigations of complaints relating to accounting or audit matters. These procedures have been adopted by the Board of Directors and are administered by our Audit Committee.
A current copy of our Code of Business Conduct and Ethics is posted on the Governance section of our website, which is located at https://hookipapharma.com. If we make any substantive amendments to, or grant any waivers from, the Code of Business Conduct and Ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.
Insider Trading Policy Prohibitions and Hedging Policy
Our company maintains an Insider Trading Policy that prohibits our officers, directors, employees and designated consultants and contractors who in the course of the performance of their duties have access to material, nonpublic information regarding the Company from engaging in the following transactions:
•
selling any of our securities that they do not own at the time of the sale (a “short sale”);

•
buying or selling puts, calls, other derivatives of the Company or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities, at any time;

•
using our securities as collateral in a margin account; and

•
pledging our securities as collateral for a loan (or modifying an existing pledge).

Board Diversity
The below board diversity matrix reports self-identified diversity statistics for the board.
Board Diversity Matrix (As of April 13, 2023)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	1	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or More Races or Ethnicities	1	—	—	—
LGBTQ+			—
Did Not Disclose Demographic Background			—

STOCKHOLDER PROPOSALS
Stockholder Recommendations for Director Nominations
Our amended and restated bylaws provide that, for nominations of persons for election to our Board of Directors or other proposals to be considered at an annual meeting of our stockholders, a stockholder must give written notice to our corporate secretary at HOOKIPA Pharma Inc., 350 Fifth Avenue, 72nd Floor, New York, New York 10118, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. However, our amended and restated bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the Proxy Statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.
The advance notice requirements for the Annual Meeting are as follows: a stockholder’s notice shall be timely if delivered to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. For stockholder proposals to be brought before the 2024 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 12, 2024 and no later than March 11, 2024. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.
To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 10, 2024.
Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials
In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2023 Annual Meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 15, 2023. Such proposals must be delivered to our Corporate Secretary at HOOKIPA Pharma Inc., 350 Fifth Avenue, 72nd Floor, Suite 7240, New York, New York 10118. We also encourage you to submit any such proposals via email to legal@hookipapharma.com.
In addition, in the event the Company does not receive a stockholder proposal by December 15, 2023, the proxy to be solicited by the board for the 2024 Annual Meeting will confer discretionary authority on the holders of the proxy to vote the common stock if the proposal is presented at the 2024 Annual Meeting without any discussion of the proposal in the proxy materials for that meeting.

WHERE YOU CAN FIND MORE INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You may also read and copy any document the Company files with the SEC on our website at https//hookipapharma.com.
You should rely on the information contained in this document to vote your shares at the Annual Meeting. The Company has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 13, 2023. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

FORM 10-K
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by us may be inspected by way of the SEC’s website, http://www.sec.gov.
We will provide without charge to each person to whom a copy of the proxy statement is delivered, upon the written or oral request of any such persons, additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the SEC. Requests for such copies should be addressed to:
HOOKIPA Pharma Inc.
350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York 10118
+43 1 890 63 60
Attention: Corporate Secretary
PROXY SOLICITATION
The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person, without additional compensation. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy materials to beneficial owners.
IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
Stockholders of the Company common stock who share a single address, may receive only one copy of this Proxy Statement, Notice of Internet Availability and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, unless the Company has received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate copy of this Proxy Statement, Notice of Internet Availability or our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, he or she may contact HOOKIPA Pharma Inc., 350 Fifth Avenue, 72nd Floor, Suite 7240, New York, New York 10118, +43 1 890 63 60, Attention: Reinhard Kandera, Corporate Secretary, and the Company will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact our Secretary using the above contact information if he or she would like to receive separate proxy statements, notice of internet availability and annual reports in the future. If you are receiving multiple copies of our annual reports, notice of internet availability and proxy statements, you may request householding in the future by contacting our Corporate Secretary.
OTHER BUSINESS
The Board of Directors knows of no business to be brought before the 2023 Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the 2023 Annual Meeting unless they receive instructions from you with respect to such matter.

SCAN TO
VIEW MATERIALS & VOTE

V08496-P88670

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

HOOKIPA PHARMA INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class I Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To ratify the selection of PwC Wirtschaftsprüfung GmbH as HOOKIPA Pharma Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SCAN TOVIEW MATERIALS & VOTE HOOKIPA PHARMA INC.350 FIFTH AVENUE, SUITE 7240 NEW YORK, NY 10118 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 8, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/HOOK2023You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 8, 2023. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V08496-P88670 KEEP THIS PORTION
FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY 1.Election of Class I Directors!!! Nominees:01)Jan van de Winkel02)Joern Aldag03)David Kaufman

V08497-P88670

HOOKIPA Pharma Inc.
Annual Meeting of Stockholders
June 9, 2023 10:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Joern Aldag and Reinhard Kandera, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HOOKIPA Pharma Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/HOOK2023, at 10:00 AM EDT on June 9, 2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side